EXHIBIT 10.22

AMENDMENT 2014-1

MERCURY GENERAL CORPORATION
PROFIT SHARING PLAN

WHEREAS, Mercury General Corporation (the “Company”) maintains the Mercury General Corporation Profit Sharing Plan (the “Plan”);
WHEREAS, pursuant to Section 9.1 of the Plan, the Company is authorized to amend the Plan; and
WHEREAS, the Company deems it in the best interests of the Plan and the Company to amend the “Qualified Percentage” provisions of the Plan with respect to the Plan’s automatic enrollment feature.
NOW, THEREFORE, the Plan is amended, effective January 1, 2015, as follows:
Section 2.2(b)(5) of the Plan is hereby amended to read as follows:
“(5)    Qualified Percentage. The ‘Qualified Percentage’ with respect to an Employee for whom contributions are automatically made under Sections 2.2(b)(1) or (2) shall be: (i) 4% during the period beginning with the date on which the Employee’s Compensation is first reduced pursuant to Sections 2.2(b)(1) or (2) and ending on the last day of the Plan Year following the Plan Year in which such Employee’s Compensation is first so reduced; (ii) 5% during the first Plan Year following the end of the period described in clause (i); (iii) 6% during the second Plan Year following the end of the period described in clause (i); and (iv) 7% during any subsequent Plan Year.”
IN WITNESS WHEREOF, the Company has caused its duly authorized officers to execute this amendment to the Plan this19th day of November, 2014.

MERCURY GENERAL CORPORATION

By:	/s/ THEODORE STALICK

Its:	Senior Vice President and Chief Financial Officer